Exhibit 99.1

CHARTER COMMUNICATIONS, INC.
400 Washington Boulevard
Stamford, CT 06902

May 16, 2025

Advance/Newhouse Partnership
5823 Widewaters Parkway
East Syracuse, NY  13057
Attention:	Steven A. Miron

Re:  A/N Participation in Charter Share Repurchases and Tax Distributions

Ladies and Gentlemen:

With reference to (i) the letter agreement, dated as of December 23, 2016, as amended by the letter agreement, dated as of December 21, 2017, and as supplemented by the letter agreement, dated February 23, 2021, in each case, between Charter Communications Inc. (“Charter”) and Advance/Newhouse Partnership (“A/N”) (the “Original Letter Agreement”), (ii) the Second Amended and Restated Stockholders Agreement, dated as of May 23, 2015, by and among Charter, A/N, Liberty Broadband Corporation (“Liberty”) (as it may be amended or supplemented from time to time, the “Stockholders Agreement”), (iii) the Exchange Agreement, dated as of May 18, 2016, between, among others, Charter, Charter Holdings and A/N (as it may be amended or supplemented from time to time, the “Exchange Agreement”), (iv) the Amended and Restated Limited Liability Company Agreement of Charter Communications Holdings, LLC (“Charter Holdings”), dated as of May 18, 2016, by and among Charter Holdings, Charter, CCH II, LLC, A/N and the other party or parties thereto (as it may be amended or supplemented from time to time, the “LLC Agreement”), and (v) the Transaction Agreement, dated as of the date hereof, between Charter, Charter Holdings and Cox Enterprises, Inc. (“Cox”) (the “Cox Transaction Agreement”), the following confirms our agreement to be legally bound as follows:

1.	Capitalized terms used and not otherwise defined in this letter agreement shall have the respective meanings ascribed to such terms in the LLC Agreement, as of the date hereof.

2.
The Original Letter Agreement shall remain in full force and effect until the earlier of (a) the Closing (as defined in the Cox Transaction Agreement) and (b) the termination of the Cox Transaction Agreement in accordance with its terms (such earlier date, the “Original Letter Termination Date”). The Original Letter Agreement shall be automatically terminated and of no force and effect, on and from the Original Letter Termination Date, without any further action by the parties hereto or thereto.

3.
This letter agreement shall be in full force and effect, as of the date hereof; provided, that notwithstanding anything to the contrary set forth herein, paragraphs 5, 6, 7, 9 and Annex A hereto shall only be effective on and from the Original Letter Termination Date.

4.
Prior to the Original Letter Termination Date, Charter and A/N acknowledge and agree that the redemptions by Charter of Common Units from A/N pursuant to Section 3.2(b)(iv) of the LLC Agreement shall be in lieu of, and not in addition to, repurchases or redemptions pursuant to Annex A of the Original Letter Agreement; therefore, to the extent Charter redeems Common Units from A/N pursuant to Section 3.2(b)(iv) of the LLC Agreement in any repurchase period under the Original Letter Agreement, the number of Common Units so redeemed (the “Tax Distribution Repurchased Units”) shall be deducted from the number of Potential Repurchase Shares (as defined in the Original Letter Agreement) (but shall not cause the number of Potential Repurchase Shares (as defined in the Original Letter Agreement) to be less than zero; provided that any excess Tax Distribution Repurchased Units that would have reduced the number of Potential Repurchase Shares (as defined in the Original Letter Agreement) to less than zero shall instead reduce the number of Potential Repurchase Shares in the succeeding repurchase period under the Original Letter Agreement) in respect of such repurchase period under the Original Letter Agreement.

5.	The parties hereto shall complete the transactions set forth on Annex A hereto on the terms set forth therein.

6.
On and from the Original Letter Termination Date, Charter and A/N acknowledge and agree that the redemptions by Charter of Common Units from A/N pursuant to Section 3.2(b)(iv) of the LLC Agreement shall be in lieu of, and not in addition to, repurchases or redemptions pursuant to Annex A hereto; therefore, to the extent Charter redeems Common Units from A/N pursuant to Section 3.2(b)(iv) of the LLC Agreement in any Repurchase Period (as defined in Annex A hereto), the number of Common Units so redeemed (the “Tax Distribution Repurchased Units”) shall be deducted from the number of Potential Repurchase Shares (but shall not cause the number of Potential Repurchase Shares to be less than zero; provided that any excess Tax Distribution Repurchased Units that would have reduced the number of Potential Repurchase Shares to less than zero shall instead reduce the number of Potential Repurchase Shares in the succeeding Repurchase Period) in respect of such Repurchase Period.

7.
If, in respect of any applicable period, Charter waives a portion of its Common Tax Distribution pursuant to Section 5.4(b)(ii) of the LLC Agreement (the amount so waived, the “Shortfall Amount”), A/N will have the option, in its discretion, to receive or waive a Tax Loan for the Shortfall Amount, subject to applicable law; provided, that, if such Tax Loan is made, (x) interest shall accrue and be payable annually in arrears in respect of such Tax Loan at the Applicable Rate, (y) the maturity date in respect of such Tax Loan shall be the seventh anniversary of the making of such Tax Loan (provided that, for the avoidance of doubt, A/N may repay such Tax Loan at any time prior to such maturity date without penalty) and (z) A/N shall represent and warrant to Charter and Charter Holdings as of the date of each such Tax Loan that A/N believes in good faith that the issuance of such Tax Loan is not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002.  The Tax Loan shall have such terms and conditions and be governed by definitive documents in each case in form and substance reasonably satisfactory to Charter and A/N.

8.
Notwithstanding Section 3.2(b)(iv) of the LLC Agreement, if, in respect of any applicable period, Charter does not waive a portion of its Common Tax Distribution pursuant to Section 5.4(b)(ii) of the LLC Agreement, any amount of such Common Tax Distribution above Charter’s tax needs (such amount, “Excess Tax Distribution Amount”) will be treated as follows: If Charter plans to invoke a pro-rata redemption under Section 3.2(b)(iv) of the LLC Agreement using the Excess Tax Distribution Amount (such redemption, a “Pro-Rata Excess Redemption”) during the quarter of the applicable tax period, then it shall notify A/N in advance of making such Common Tax Distribution and A/N shall be entitled to determine in its sole discretion whether to decline to participate in such Pro-Rata Excess Redemption entirely or whether to participate in whole or in part. To the extent A/N elects not to participate in such Pro-Rata Excess Redemption, Charter shall not distribute to A/N the portion of its Common Tax Distribution corresponding to the waived Pro-Rata Excess Redemption, no Common Units of A/N shall be redeemed and the redemptions otherwise contemplated by Section 3.2(b)(iv) shall be consummated as promptly as practicable (and, in any case, prior to Charter Holdings making any further distributions). At A/N’s option, Columbus shall make a Tax Loan under Section 5.4(b)(ii) of the LLC Agreement to A/N in respect of such portion of its Common Tax Distribution to the extent that A/N’s participation in the portion of Pro-Rata Excess Redemption waived by A/N would have caused A/N’s Equity Interest (as defined in the Stockholders Agreement) to be less than (a) prior to the earlier of (i) the Closing (as defined in the Cox Transaction Agreement) and (ii) the termination of the Cox Transaction Agreement in accordance with its terms, 11% or (b) after the Closing, 9.2% (clause (a) or (b), as applicable, the “Ownership Threshold”).

9.
Charter Holdings shall use commercially reasonable efforts to allocate Nonrecourse Liabilities (as defined in the LLC Agreement) in a manner that minimizes gain recognized by any partner in Charter Holdings, provided that such efforts shall not obligate Charter Holdings to incur additional liabilities.

10.
This letter agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the conflict of laws principles thereof to the extent that such principles would direct a matter to another jurisdiction.

11.
Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this letter agreement exclusively in the Court of Chancery of the State of Delaware (the “Chosen Court”), and solely in connection with claims arising under this letter agreement (a) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Court, (c) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any party hereto and (d) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with paragraph 12. Each party hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this letter agreement. Each of the parties hereto agrees that a final judgment in any lawsuit, action or other proceeding arising out of or relating to this letter agreement brought in the Chosen Court shall be conclusive and binding upon each of the parties hereto and may be enforced in any other courts the jurisdiction of which each of the parties is or may be subject, by suit upon such judgment.

12.
Any notice hereunder shall be made in writing by overnight courier, personal delivery or email (provided that no email transmission error is received by the sender), shall be deemed to have been duly given on the date such notice is received (as evidenced by confirmation of delivery or receipt), and, in each case, shall be sent as follows:

If to Charter Communications, Inc.:

Charter Communications, Inc.
400 Washington Boulevard
Stamford, CT 06902
Attention:	[***]
Telephone:	[***]
Email:	[***]

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:	Steven A. Cohen
John L. Robinson
Steven R. Green
Telephone:	(212) 403-1000
Email:	sacohen@wlrk.com
jlrobinson@wlrk.com
srgreen@wlrk.com

If to Advance/Newhouse Partnership:

Advance/Newhouse Partnership
6350 Court St.
East Syracuse, NY 13057
Attention:	[***]
E-Mail:	[***]

with a copy (which shall not constitute notice) to:

Advance/Newhouse Partnership
One World Trade Center
New York, New York 10007
Attention:	[***]
Email:	[***]

and to:

Paul, Weiss, Rifkind, Wharton & Garrison, LLP
1285 Avenue of the Americas
New York, New York 10019
Attention:	Robert B. Schumer
Michael E. Vogel
Email:	rschumer@paulweiss.com
mvogel@paulweiss.com

13.
This letter agreement (including Annex A), together with the documents referenced herein, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and verbal, between the parties with respect to the subject matter hereof. Charter hereby covenants and agrees that it is not party to, and will not enter into, any agreement, arrangement or understanding that would violate, conflict with or, prevent Charter from complying with, the terms of this Agreement.

14.
This letter agreement may be executed in any number of counterparts and by different parties on separate counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same letter agreement) and shall become effective as of the date first set forth above. Delivery of an executed counterpart of a signature page of this letter agreement via e-mail shall be effective as delivery of a manually executed counterpart of this letter agreement.

[Signature Page Follows]

Sincerely,

CHARTER COMMUNICATIONS, INC.

By:	/s/ Jessica M. Fischer
Name:	Jessica M. Fischer
Title:	Chief Financial Officer

CHARTER COMMUNICATIONS HOLDINGS, LLC

By:	/s/ Jessica M. Fischer
Name:	Jessica M. Fischer
Title:	Chief Financial Officer

[Letter Agreement re: A/N Buybacks]

Received and Acknowledged:

ADVANCE/NEWHOUSE PARTNERSHIP

By:	/s/ Steven A. Miron
Name: Steven A. Miron
Title: Chief Executive Officer

[Letter Agreement re: A/N Buybacks]

Annex A

A/N Participation in Charter Share Repurchases

1.	Charter, Charter Holdings and A/N (on behalf of itself and each other A/N Party (as defined in the Stockholders Agreement)) hereby agree on the following standing bilateral share repurchase agreement.

2.
On the sixth Business Day following the last Business Day of each calendar month (each such last Business Day, a “Monthly Determination Date”) on which a Repurchase Period (defined below) ends, Charter will provide written notice, (each, a “Charter Repurchase Notice”) to A/N, in respect of such Repurchase Period containing:

(a)
the number of shares of Class A Common Stock directly or indirectly repurchased or redeemed (including through the repurchase or redemption of convertible equity securities) by Charter during the Repurchase Period (other than from A/N or any other A/N Party (as defined in the Stockholders Agreement)), which, for the avoidance of doubt, shall include all shares of Class A Common Stock, Common Units or Charter Holdings Preferred Units (as defined in the Cox Transaction Agreement) in Charter Holdings repurchased or redeemed during the Repurchase Period (the “Monthly Repurchased Shares”);

(b)
the number of shares of Class A Common Stock that would be outstanding on an as-exchanged, as-converted basis (without duplication) as of the start of such Repurchase Period (other than any shares held by A/N or any other A/N Party and without giving effect to the transactions contemplated by (i) the Cox Transaction Agreement or (ii) the Liberty Merger Agreement (as defined in the Cox Transaction Agreement), in the case of each of clauses (i) and (ii), unless and until such transaction has been consummated) (the “Beginning Monthly Share Balance”);

(c)
the number of shares of Class A Common Stock held by the A/N Parties or represented by Common Units or Columbus Holdings Preferred Units (as defined in the Cox Transaction Agreement) in Charter Holdings held by the A/N Parties on an as-exchanged, as-converted basis as of the start of such calendar month (the “A/N Total Shares”);

(d)
the per share price to be paid by Charter pursuant to Section 4 of this Annex A to purchase from A/N or the applicable A/N Party shares of Class A Common Stock or Common Units (the “Repurchase Price”), which price shall be the average price at which the Monthly Repurchased Shares (other than Monthly Repurchased Shares that (i) were purchased in transactions that were negotiated with the seller, or otherwise consummated, in connection with or substantially contemporaneous with any other transaction, agreement or arrangement between the Charter and such seller (or its affiliates); (ii) were deemed repurchased or redeemed due to cashless exercise of or payment of withholding taxes with respect to director, officer or employee equity awards of Charter; (iii) were repurchased or redeemed by Charter from Liberty pursuant to the letter agreement, dated February 23, 2021, by and between Charter and A/N, as amended by that certain Amendment No. 1 to the Stockholders Agreement and Letter Agreement, dated November 12, 2024, by and among Charter, Liberty and A/N, and as it may be further amended in accordance with the Stockholders Agreement or (iv) were repurchased or redeemed by Charter from Cox pursuant to the letter agreement to be entered into at the Closing (as defined in the Cox Transaction Agreement) by and between Charter and Cox, as it may be amended in accordance with the Stockholders Agreement ((i), (ii), (iii) and (iv) collectively, the “Excluded Repurchased Shares”)) were repurchased or redeemed by Charter during the Repurchase Period, calculated as the quotient of (i) the aggregate purchase price paid for the Monthly Repurchased Shares (other than Excluded Repurchased Shares) divided by (ii) the number of Monthly Repurchased Shares (other than Excluded Repurchased Shares); provided that if Charter has not repurchased or redeemed shares of Class A Common Stock during the relevant Repurchase Period (other than Excluded Repurchased Shares), the Repurchase Price shall be based on a Bloomberg VWAP methodology proposed by Charter and reasonably acceptable to A/N; and

(e)
the number of shares of Class A Common Stock or Common Units that the A/N Parties may sell back to Charter or Charter Holdings, which number shall be calculated as the product of (x) the quotient of (I) the Monthly Repurchased Shares, less the number of shares issued during the Repurchase Period under any employee equity incentive plan, divided by (II) the Beginning Monthly Share Balance, multiplied by (y) the A/N Total Shares (such product, the “Potential Repurchase Shares”).  The A/N Parties have the right to designate whether the Potential Repurchase Shares are shares of Class A Common Stock and/or Common Units held by the A/N Parties.

(f)
The “Repurchase Period” shall mean the period ending on (and including) the applicable Monthly Determination Date and beginning on the first day following the prior Monthly Determination Date during which Charter repurchases, redeems or buys back any shares of Class A Common Stock; provided that the Repurchase Period may be modified pursuant to the following paragraph.

3.
No later than the fifth Business Day following the receipt of each Charter Repurchase Notice, A/N will provide notice to Charter (the “A/N Repurchase Notice”) of A/N’s designation, in its sole discretion, as to whether the Potential Repurchase Shares (if any) shall consist (in whole or in part) of (x) shares of Class A Common Stock held by the A/N Parties at such time, (y) Common Units held by the A/N Parties at such time or (z) a combination of shares of Class A Common Stock and Common Units held by the A/N Parties at such time.

4.
On the eighth Business Day following A/N’s receipt of the Charter Repurchase Notice (the “Repurchase Closing Date”), Charter Holdings will settle the exchange of the applicable number of Common Units (which will correspond to either (such number, the “Actual Repurchase Shares”) (i) the number of Potential Repurchase Shares or (i) if a Suspension Notice is issued by A/N prior to the Repurchase Period, the number of Reduced Repurchase Shares) pursuant to and subject to the provisions of the Exchange Agreement (and the Tax Receivables Agreement, if applicable) in cash at the Repurchase Price.

(a)
For the avoidance of doubt, to the extent that the A/N Parties have designated some or all of the Actual Repurchase Shares to consist of shares of Class A Common Stock rather than Common Units, the applicable A/N Party will sell and transfer a number of shares of Class A Common Stock equal to such number of Actual Repurchase Shares to Charter for cash at the Repurchase Price on the Repurchase Closing Date.

(b)
In connection with any repurchase of Common Units or Class A Common Stock, A/N will provide to Charter Holdings or Charter, as applicable, substantially similar representations and warranties and appointment as attorney of A/N as provided in the last two paragraphs of the Exchange Notice provided pursuant to Section III of Annex A of the Original Letter (with appropriate changes to give effect to the repurchase rather than an exchange).

5.
Termination: Subject to the terms and conditions set forth in Section 3.1(b) of the Stockholders Agreement, this letter agreement shall terminate or be suspended immediately after the occurrence of the first Repurchase Closing Date to occur following the delivery of written notice of termination or suspension by (i) Charter to A/N, (a) prior to the sixth anniversary of the earlier of (such earlier date, the “Termination Trigger Date”) (i) the date of the Closing (as defined in the Cox Transaction Agreement) and (ii) the date of termination of the Cox Transaction Agreement in accordance with its terms, in the case of each of (i) and (ii), if an unforeseen circumstance arises that would cause the continued repurchases pursuant to this letter agreement to result in any significant adverse impact to Charter as determined by Charter in good faith, or (b) at any time after the sixth anniversary of the Termination Trigger Date, or (iv) by A/N to Charter at any time (each, a “Termination Notice” or “Suspension Notice”, as applicable), except that if the number of Potential Repurchase Shares for such Repurchase Closing Date would be zero (0), such termination or suspension shall be effective immediately upon the delivery of such Termination Notice or Suspension Notice, as applicable; provided, that any Suspension Notice may be revoked at any time, by written notice from the party who issued the Suspension Notice to the other party (a “Revocation Notice”), with effect as of immediately prior to the first Monthly Determination Date after the date specified in such Revocation Notice, which shall be at least 30 days after delivery of such Revocation Notice (the “Reinstatement Date”).  Following the receipt of a Termination Notice, this letter agreement shall forthwith become void and be of no further force and affect; provided that nothing herein shall relieve any party from any liability incurred prior to the date of such termination.  Following the receipt of any Suspension Notice, the rights and obligations of the parties set forth in Sections 1 through 4 of this Annex A shall be suspended to the extent specified in the Suspension Notice until such time as a Revocation Notice is issued.  Notwithstanding anything to the contrary herein, A/N may suspend this letter agreement at any time, in whole or in part, in advance of any one or more upcoming Repurchase Periods, by reducing (specifically or otherwise) the number of equity securities (if any) to be repurchased by Charter during such Repurchase Periods (such reduced number of equity securities to be repurchased may be determined by A/N, at A/N’s sole discretion, provided that such number shall not exceed the Potential Repurchase Shares and such equity securities are referred hereto as the “Reduced Repurchased Shares”). On and from the Reinstatement Date, the rights and obligations of the parties set forth in Sections 1 through 4 of this Annex A shall continue in full force and effect.   For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, A/N may also, in its sole discretion, elect to increase or decrease the number of shares of Class A Common Stock or Common Units (if any) to be repurchased by Charter in respect of any Repurchase Period pursuant to this letter agreement, provided such amount does not exceed the number of Potential Repurchase Shares in respect of such Repurchase Period.